EXHIBIT NO. 10.155



                     INVESTMENT NUMBER 7365



               Risk Management Facility Agreement


                             between


            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                               and


                INTERNATIONAL FINANCE CORPORATION



                   Dated as of the Closing Date




                      TABLE OF CONTENTS

     ARTICLE 1

                          Definitions

          Section 1.2. Interpretation                           5
          Section 1.3. Business Day Adjustment                  6

     ARTICLE 2
     Risk Management Facility

          Section 2.1. Risk Management Facility                 6
          Section 2.2. Purposes and Criteria                    6
          Section 2.3. Master Agreement                         6
          Section 2.4. Front-End Fee; Commitment Fee;  Fees
                       for Eligible Transactions                7
          Section 2.5. Calculation of Fees                      7
          Section 2.6. Security                                 7

     ARTICLE 3
     Payments

          Section 3.1. Form of Payment                          8
          Section 3.2. No Deduction for Taxes                   8
          Section 3.3. Survival of Provisions                   8
          Section 3.4. Additional Costs, Expenses or Losses     8
          Section 3.5. Default Interest                         9

     ARTICLE 4
     Representations and Warranties

          Section 4.1. Representations and Warranties           9
          Section 4.2. Repetition of Representations           10
          Section 4.3. IFC Reliance                            10
          Section 4.4. Rights and Remedies Not Limited         10

     ARTICLE 5
     Conditions of Effectiveness

          Section 5.1. Initial Conditions                      11
          Section 5.2. Conditions to all Eligible Transactions 12
          Section 5.3. Certificate of BKPC                     13
          Section 5.4. No Implied Waiver                       13

     ARTICLE 6
     Particular Covenants

          Section 6.1. Affirmative Covenants                   14
          Section 6.2. Negative Covenant                       15
          Section 6.3. Taxes on Documents                      15

     ARTICLE 7
     Events of Default

          Section 7.1. Consequences of Events of Default       15
          Section 7.2. Events of Default                       16
          Section 7.3. Notice of Event                         17
          Section 7.4. Saving of Rights                        17

     ARTICLE 8
     MISCELLANEOUS

          Section 8.1. Communications                          17
          Section 8.2. Termination of Agreement                18
          Section 8.3. English Language                        18
          Section 8.4. Expenses                                19
          Section 8.5. Governing Law, Choice of Forum.         19
          Section 8.6. General Indemnity                       20
          Section 8.7. Prohibition and Enforceability          20
          Section 8.8. Successors and Assigns                  20
          Section 8.9. Amendments                              21
          Section 8.10. Remedies and Waivers                   21
          Section 8.11. No Other Agreements                    21
          Section 8.12. Counterparts                           21

SCHEDULE 1
Form of Certificate of Bhote Koshi Power Company Private Limited




               RISK MANAGEMENT FACILITY AGREEMENT

      AGREEMENT dated as of the Closing Date, between BHOTE KOSHI POWER COMPANY PRIVATE LIMITED ("BKPC") a private limited liability company organized and existing under the laws of the Kingdom of Nepal ("Nepal") and INTERNATIONAL FINANCE CORPORATION ("IFC").

     WHEREAS:

      (A) Pursuant to the terms of that certain IFC Special Conditions dated as of the date hereof between BKPC and IFC and that certain Investment Agreement General Conditions dated as of the date hereof among BKPC, IFC and DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH (the "General Conditions," and together with the IFC Special Conditions, the "IFC Investment Agreement"), IFC has agreed, inter alia, to make a loan to BKPC in the aggregate principal amount of fifty-seven million Dollars ($57,000,000), comprised of an A Loan for IFC's own account in the principal amount of twenty-one million Dollars ($21,000,000), and a B Loan for the account of Participants in the principal amount of thirty-six million Dollars ($36,000,000) for the purpose and on the terms and conditions set forth in the IFC Investment Agreement;

      (B) BKPC has requested IFC to establish a risk management facility in favor of BKPC to enable BKPC to engage in risk management transactions with a final maturity of up to fifteen
(15) years from the date hereof; and

      (C) IFC has agreed to make available to BKPC various financial risk management instruments for the purpose of enabling
BKPC to manage its interest rate exposure, all on the terms and conditions as set forth in this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:


                           ARTICLE 1

                          Definitions

      Section  1.1  General Definitions. Wherever  used  in  this
Agreement and the Schedules hereto, unless the context otherwise requires, the following terms have the following meanings:

      "Aggregate Mark-to-Market Value" means, at the time of determination, the aggregate of the Mark-to-Market Value of all Eligible Transactions entered into under the Master Agreement at such time outstanding;

       "Aggregate   Risk  Exposure"  means,  at   the   time   of
determination, the aggregate of IFC's Risk Exposures for all Eligible Transactions entered into under the Master Agreement at such time outstanding;

      "Applicable Rate" means, with respect to any date of determination, a rate of interest determined by IFC equal to the aggregate of:

            (i)  five percent (5%) per annum; plus

           (ii) the average, rounded up, if necessary, to the nearest one-sixteenth (1/16th) of one percent, of the London Interbank Offered Rates (commonly known as "LIBOR") quoted by major banks for six-month Dollar deposits on the Dow Jones Market Screen Page as of 11:00 a.m., London time on such date of determination, or if such rate cannot be so determined or only one such bank is quoted on such date, the average of the rates for such deposits quoted on such date by three (3) such major banks active in the Eurodollar interbank market in London;

     "Auditors" means a firm of independent public accountants as BKPC may, with the consent of IFC (consent shall be deemed given by IFC if IFC does not object to a proposed auditor within thirty
(30) days of IFC's receipt of the request for consent accompanied by adequate supporting documentation), from time to time appoint as auditors of BKPC. The Auditors shall be capable of auditing to U.S. GAAP standards.

       "Authority"   means   any  government   or   governmental,
administrative,   fiscal,  judicial  or  government-owned   body,
department, commission, authority, tribunal, agency or entity;

      "Authorization" means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors' and shareholders' approvals or consents;

     "Authorized Officer" means the officers of BKPC specified in its Board Resolution delivered to IFC, and, for purposes of certificates or other documents relating to financial matters, the financial controller;

      "Business Day" means a day on which banks are open for business in the City of New York, New York, the United States of America, or any other place that may be specified by IFC for any particular Eligible Transaction and, for purposes of the definition of "Applicable Rate", a day on which banks are open for business in the Eurodollar interbank market in London, England;

      "Closing Date" means December 12, 1997;

      "Commitment Period" means the period commencing with the date of this Agreement and ending on the earlier of

           (i) the third anniversary of the date of this Agreement (or such later date as IFC may designate); or

           (ii)  the termination date referred to in Section  7.1
(Consequences of Events of Default);

     "Confirmation" means, in respect of any Eligible Transaction entered into under the Master Agreement, the confirmation issued pursuant to the Master Agreement;

     "Dollars" and the sign "$" means the lawful currency of the United States of America;

     "Dow Jones Market Screen Page" means the display of interest settlement rates (commonly known as LIBOR) for Dollar deposits in London designated as page 3750 on the service formerly known as the Dow Jones Telerate Service (or any other page that replaces 3750 and displays London interbank settlement rates for Dollar deposits);

      "Eligible Currency" means, as long as in IFC's judgment the relevant risk management instrument is readily available to IFC in the major financial markets in each of these currencies, Dollars, Deutsche Mark, Japanese Yen, British Pounds, French Francs, Swiss Francs and Dutch Guilders, and such other currencies as IFC may agree from time to time;

     "Eligible Transaction" means

           (i) any transaction which is a rate swap transaction, a basis swap transaction, a collar transaction, a currency swap transaction, a cross-currency rate swap transaction, or any other similar transaction (including any option with respect to any of these transactions), all in and between Eligible Currencies as contemplated by the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as modified or amended from time to time by ISDA;

          (ii) any combination of these transactions; and

           (iii) any other hedging transactions as IFC and BKPC may from time to time agree;

     "Event of Default" means any event specified in Section 7.2;

     "Face Value" means

           (i) for any Eligible Transaction which is not an option of another Eligible Transaction, the amount stated in the Confirmation of the Eligible Transaction as being the "Notional Amount" or the "Initial Exchange Amount" for that Eligible Transaction; and

           (ii) for any Eligible Transaction which is an option, the "Notional Amount" or the "Exchange Amount" of the Eligible
Transaction to which that option relates;

      "Fiscal Year" means the accounting year of BKPC commencing each year on July 16 and ending on the following July 15, or such other period (of at least 52 consecutive weeks) as BKPC with IFC's consent, from time to time designates as its accounting year;

      "Mark-to-Market Value" means, at the time of determination and with respect to any Eligible Transaction entered into under the Master Agreement, the amount expressed in Dollars, determined by IFC in good faith and in accordance with market practice, that an independent third party would require to be paid to it to assume the rights and obligations of BKPC under such Eligible Transaction effective as of such time of determination or, if IFC determines that an independent third party would not require any payment to it to assume BKPC's rights and obligations under such Eligible Transaction, the Mark-to-Market Value shall be zero ($0);

     "Master Agreement" means the Master Agreement (Multicurrency-Crossborder) between BKPC and IFC dated as of the Closing Date including the Schedule attached thereto and the Confirmations issued thereunder from time to time, a form of which is attached as Exhibit A hereto; and as such Agreement may be amended, supplemented or modified from time to time;

      "Operating Guidelines" means a document, prepared by BKPC and approved by IFC, setting out guidelines for the performance, by BKPC, of its obligations under this Agreement and otherwise implementing this Agreement;

      "Price" means, with respect to any Eligible Transactions executed under the Master Agreement, the payment schedule quoted by IFC to BKPC on an "all-in" basis and specified in the Confirmation related to such Eligible Transaction, which payment schedule will reflect IFC's cost of entering into a matching transaction with a market counterparty and will compensate IFC for its risk margin, determined by IFC in its sole discretion with respect to such Eligible Transaction;

     "Risk Exposure" means, at the time of determination and with respect to any Eligible Transaction entered into under the Master Agreement, an amount, expressed in Dollars, equal to a percentage of the Face Value of that Eligible Transaction which reflects the risk to IFC of such Eligible Transaction, as determined by IFC in its sole discretion and advised to BKPC on or before the trade date of such Eligible Transaction, such determination being made using the same methodology as is used from time to time by IFC to determine the risk of transactions in its portfolio which are similar to the relevant Eligible Transaction;

     "Risk Management Facility" means the facility made available to BKPC under Article 2;

      Section 1.2. Interpretation. In this Agreement, unless the context otherwise requires:

      (a) headings and underlinings are for convenience only and do not affect the interpretation of this agreement;

      (b) words importing the singular include the plural and vice versa;

      (c)  words importing a gender include any gender;

      (d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any government agency;

      (e) a reference to an Article, Section, party, Annex, Exhibit or Schedule (other than the Schedule to the Master
Agreement) is a reference to an Article and Section of, and a party, Annex, Exhibit and Schedule of, this Agreement;

      (f) a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

      (g) a reference to a document includes an amendment or sup plement to, or replacement or novation of, that document other than any amendment, supplement, replacement or novation made in breach of this agreement;

      (h) a reference to a party to any document includes that party's successors and permitted assigns by this agreement;

      (i) the words "include" or "including" do not imply an exhaustive listing of all things to which the relevant word relates;

      (j) a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or under standing whether or not in writing;

      (k)   a  reference to a document includes any agreement  in
writing,  or  any  certificate,  notice,  instrument,  or   other
document of any kind; and

      (l) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.

     Section 1.3. Business Day Adjustment.

      (a) Subject to subsection (b) below, where the day on or by which an act or obligation is to be performed or a payment is due to be made under this Agreement is not a Business Day, such performance or payment must be done or made on or by the next succeeding Business Day; and in the case of interest, fees and charges, those amounts continue to accrue for the period from and including that due date to that next succeeding Business Day.

      (b) Notwithstanding subsection (a), (i) if the effect of applying subsection (a) would be for the relevant performance to be done or payment due as the case may be in a different calendar month, that performance or payment must be made on the Business Day preceding the due date; and (ii) if there is a conflict between any Business Day Adjustment in accordance with this
Section 1.3 and a business day adjustment provided under the Master Agreement, then the provision under the Master Agreement shall govern.


                           ARTICLE 2

                    Risk Management Facility

      Section 2.1. Risk Management Facility. Subject to the terms and conditions of this Agreement, IFC hereby establishes the Risk
Management  Facility  under which it  will  enter  into  Eligible
Transactions with BKPC as agreed by IFC.

      Section 2.2. Purposes and Criteria. The Risk Management Facility may be used only by BKPC and only for the purpose of its financial risk management and genuine hedging operations of BKPC, and not for any speculative purpose (as determined by IFC in its sole discretion). Each Eligible Transaction will be reviewed and approved by IFC in accordance with the provisions of this Agreement.

      Section 2.3. Master Agreement. All Eligible Transactions with IFC shall be executed pursuant to the Master Agreement.

      Section  2.4.  Front-End  Fee;  Commitment  Fee;  Fees  for
Eligible Transactions. BKPC shall pay the following fees in respect of the Risk Management Facility and each Eligible
Transaction with IFC:

      (a) Front-End Fee. Upon execution and delivery of this Agreement, BKPC shall pay to IFC a front-end fee in the amount of twenty-five thousand Dollars (US$25,000).

      (b) Commitment Fee. During the Commitment Period, BKPC shall pay IFC in arrears an annual commitment fee equal to one quarter of one per cent (0.25%) of the unused portion of the Facility, i.e., an amount representing the average daily difference between three million Dollars ($3,000,000) and the Aggregate Risk Exposure outstanding during the covered period, as determined by IFC and advised to BKPC from time to time. The Commitment Fee shall begin to accrue upon execution and delivery of this Agreement and shall be payable in Dollars annually on each anniversary of such date. The Commitment Fee for any period less than a year shall accrue and be prorated on the basis of a 360-day year for the actual number of days elapsed.

     (c) Transaction Fees. With respect to each Eligible Transac tion, BKPC shall pay the Price advised to BKPC not later than the trade date of such Eligible Transaction, payable in such amounts and currency and on such payment dates as are specified in the Confirmation issued in respect of such Eligible Transaction under the Master Agreement.

      Section 2.5. Calculation of Fees. Any and all fees payable hereunder (other than payments in connection with Eligible Transactions specified in the related Confirmation issued under the Master Agreement) shall accrue from day to day and, in the case of annual fees for a period of less than a full year, be pro-rated on the basis of a 360-day year for the actual number of days elapsed and, unless otherwise specified in this Agreement or agreed by the parties in writing, shall be payable on the dates specified herein or in the Confirmation for the relevant Eligible Transaction.

      Section 2.6. Security. BKPC acknowledges and agrees that, to secure the prompt and complete payment and performance when due of BKPC's obligations (now existing or hereafter arising) hereunder, BKPC has granted to IFC a security interest and lien in and to all of the same property and assets of BKPC as contemplated by the IFC Investment Agreement, which security interest and lien has been granted pursuant to the Security Documents, as such term is defined in the IFC Investment Agreement, and IFC shall be entitled to exercise all rights and remedies against such Security as contemplated by the IFC Investment Agreement and the Security Documents.


                           ARTICLE 3

                            Payments

     Section 3.1. Form of Payment.

      (a) BKPC shall pay all amounts due to IFC under this Agreement in the specified currency in immediately available funds at such bank in such place as IFC shall designate. If no currency is specified and IFC does not advise otherwise then all such payments shall be made in Dollars, in immediately available funds, at IFC's account at the Citibank N.A., New York, 111 Wall Street, New York, New York 10043 (Account Number 3608-5579 for the account of International Finance Corporation).

      (b) The obligation of BKPC to pay any amount payable under this Agreement or the Master Agreement in a specified currency shall not be novated, discharged or satisfied by tender or by payment (whether or not by recovery under a judgment) in any other currency, except to the extent to which such tender, payment or recovery shall result in the effective payment of the total amount due in the specified currency to IFC's account in the designated place of payment. Accordingly, the amount (if any) by which that tender, payment or recovery in a currency other than the specified currency or Dollars, as the case may be, falls short of the total amount due to IFC, is and remains due to IFC as a separate obligation (regardless of any judgment for any other amounts due under or in respect of this Agreement or the Master Agreement).

      Section 3.2. No Deduction for Taxes. BKPC shall pay all amounts due under this Agreement or the Master Agreement without set-off and without deducting any taxes, duties, fees or other charges of whatever nature. If BKPC is prevented by law or otherwise from so paying without deduction, then BKPC must instead pay IFC an increased amount so that, after such deduction, IFC receives the full amount it would have received had the payments been made without the deduction.

      Section 3.3. Survival of Provisions. BKPC's obligations under (i) this Article 3 and under Sections 8.4 (Expenses) and
8.6 (General Indemnity) and (ii) the Master Agreement shall survive the termination of this Agreement.

      Section 3.4. Additional Costs, Expenses or Losses. If, as a result of any failure by BKPC to pay any sums due under this Agreement or the Master Agreement on the due date therefor IFC shall incur costs, expenses or losses, BKPC shall promptly pay to IFC, in Dollars, upon IFC's request, the amount which IFC shall notify to BKPC as being the aggregate of such costs, expenses and losses. For the purposes of the preceding sentence, "costs, expenses or losses" shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund IFC's obligation to a market counterparty in a matched transaction or any portion thereof (but in the case of a late payment under this Agreement, after deducting any late payment interest received by IFC in respect thereof, pursuant to Section 3.5).

     Section 3.5. Default Interest. Without prejudice to the reme dies available to IFC under this Agreement, the Master Agreement, the IFC Investment Agreement and the Security Documents or otherwise, if BKPC fails to make any payment on or before its due date as specified in this Agreement (or, if not so specified, as notified by IFC to BKPC), BKPC shall pay, in Dollars, upon demand in respect of the amount of such payment due and unpaid, interest at the Applicable Rate for such due date or, if such due date is not a Business Day, for the Business Day immediately preceding such due date, from the date any such amount became due until the date of actual payment (as well after as before judgment).


                           ARTICLE 4

                 Representations and Warranties

     Section 4.1. Representations and Warranties. BKPC represents and warrants as of the date of this Agreement as follows:

     (a) it is a private limited liability Company duly organized and validly existing under the laws of Nepal and has the power to own its properties, to conduct its business as presently conducted, to enter into this Agreement, the Master Agreement and any Confirmation thereunder and to perform its obligations hereunder and thereunder;

     (b) each of this Agreement, the Master Agreement and any Confirmation under such Master Agreement has been and, in the case of each Confirmation will be, duly authorized, and when executed and delivered by the parties thereto each such Agreement and Confirmation will constitute the legal, valid and binding obligations of BKPC, enforceable against BKPC in accordance with its terms;

     (c) neither the making of this Agreement, the Master Agreement or any Confirmation, nor (when all the consents referred to in Section 5.1(a) have been obtained) the compliance with the terms hereof or thereof, nor the performance by BKPC of its obligations hereunder or thereunder, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, decree, court or administrative order, agreement or other instrument or arrangement to which BKPC is a party or by which it is bound, or require any consent or waiver which has not been obtained from any Authority or regulatory body having jurisdiction over BKPC or any of its businesses and activities, or violate any of the terms or provisions of BKPC's organizational documents or any judgment, decree or order or any statute, rule or regulation applicable to BKPC;

     (d) that it is and will be acting as principal, and not as agent for another party, and will be solely responsible for the decision to enter into the transactions under the Risk Management
Facility; and

     (e) that it is fully aware of the risks involved in the transactions to be entered into under the Risk Management
Facility and it accepts full and sole responsibility for all the consequences of such transactions.

     Section 4.2. Repetition of Representations. The representa tions and warranties in this Agreement, the Master Agreement and the IFC Investment Agreement are deemed repeated on the trade date and the effective date specified in each Confirmation providing for an Eligible Transaction, except to the extent amended, supplemented or modified by BKPC in its certificate to be delivered in accordance with Section 5.3 of this Agreement.

     Section 4.3. IFC Reliance.

     (a) BKPC acknowledges that it has made the representations and warranties in or referred to in Section 4.1 (Representations and Warranties) with the intention of persuading IFC to enter into this Agreement, the Master Agreement and each Eligible Transaction, as the case may be, and that IFC is entering into such Agreements and will enter into such Eligible Transactions on the basis of, and in full reliance on, each of those representations and warranties.

     (b) BKPC warrants to IFC that each of the representations and warranties in this Article 4 is true and correct in all respects as of the date of this Agreement and when repeated pursuant to Section 4.2, and that none of them omits or will omit any matter the omission of which makes or will make any of the representations false or misleading in any material respect.

     Section 4.4. Rights and Remedies Not Limited. The rights and remedies of IFC in relation to any misrepresentation or breach of warranty on the part of BKPC is not limited by any investigation by or on behalf of IFC into the affairs of BKPC, by the execution or the performance of this Agreement, the Master Agreement, or any Eligible Transaction or by any other act or thing which may be done by or on behalf of IFC in connection with such Agreements or such Eligible Transactions and which might, apart from this Article, limit such rights or remedies.


                           ARTICLE 5

                  Conditions of Effectiveness

     Section 5.1. Initial Conditions. Subject to Sections 5.2 and 5.3, the obligation of IFC to enter into the initial Eligible Transaction under the Master Agreement for the benefit of BKPC shall be subject to the performance by BKPC of all its obligations to be performed under this Agreement prior to that date and to the fulfillment, in a manner satisfactory to IFC, of the following further conditions:

     (a) BKPC has obtained, or has made arrangements satisfactory to IFC for obtaining, all governmental, corporate, creditors' and other necessary licenses, approvals, waivers or consents for:

          (i) the carrying on of the business of BKPC as it is presently carried on and is contemplated to be carried on;

          (ii) the due authorization, execution and delivery of, and performance under, this Agreement, the Master Agreement and any Confirmation evidencing an Eligible Transaction under it; and

          (iii) the repatriation by IFC, and the remittance to IFC or its assigns, of all monies payable in respect of this Agreement and any Eligible Transaction executed under the Master Agreement in the currency in which the relevant payment is expressed to be payable;

     (b) IFC has received a legal opinion or opinions, in form and substance satisfactory to it, of counsel in Nepal and the United States acceptable to IFC, and concurred in by counsel for BKPC, with respect to:

          (i) the organization, existence and operations of BKPC and its authorized and subscribed share capital;

          (ii) the matters referred to in subsection (a) above;

          (iii)     the authorization, execution, delivery,
legality, validity and enforceability of this Agreement the Master Agreement, any Confirmation under the Master Agreement and any other documents in implementation thereof;

          (iv) the compliance with all obligations referred to in Sections 3.2 (No Deduction for Taxes) and 6.3 (Taxes on
Documents);

          (v) the priorities or privileges, if any, that creditors of BKPC, other than IFC, may have by reason of law; and

          (vi) such other matters incident to the transactions contemplated by this Agreement, the Master Agreement or, any Confirmation under the Master Agreement as IFC reasonably requests;

     (c) the evidence of signature authority and specimen sig natures referred to in Schedule 3.1(i) of the IFC Investment
Agreement has been supplied to IFC;

     (d) organizational arrangements satisfactory to IFC have been made for the administration of the Risk Management Facility;

     (e) receipt of evidence that BKPC has appointed agents for the service of process pursuant to Section 8.5 and under the Master Agreement; and

     (f) the Conditions Precedent to Initial Disbursement specified in Section 3.1 of the General Conditions have been satisfied or waived.

     Section 5.2. Conditions to all Eligible Transactions. The obligation of IFC to enter into any Eligible Transaction under the Master Agreement is subject to the conditions that:

     (a) the Face Value of such Eligible Transaction is not less than two million Dollars ($2,000,000) or its equivalent, if such Eligible Transaction does not have an amortizing maturity schedule, or five million Dollars ($5,000,000) or its equivalent, if it has an actual or notional amortizing maturity schedule;

     (b) the maturity of such Eligible Transaction shall not exceed fifteen (15) years from the effective date of such Eligible Transaction and shall not be less than six (6) months from such effective date;

     (c) after giving effect to such Eligible Transaction the Aggregate Risk Exposure of IFC at such time does not exceed three million Dollars ($3,000,000) or its equivalent; and the Aggregate Mark-to-Market Value of all Eligible Transactions then outstanding does not exceed three million Dollars ($3,000,000) or its equivalent;

     (d) the relevant Eligible Transaction is entered into not later than the third anniversary of the date of this Agreement;

     (e) such Eligible Transaction is of the same type as transactions readily available to IFC in the international swap or derivatives markets;

     (f) BKPC has obtained, or has made arrangements satisfac tory to IFC for obtaining, all governmental, corporate, creditors' and other necessary licenses, approvals, waivers or consents for:

          (i)  entering into and performing under that Eligible
Transaction; and

          (ii) remitting to IFC or its assigns all moneys payable in respect of that Eligible Transaction in the currency in which those moneys are expressed to be payable;

     (g) no Event of Default and no event which with notice, lapse of time or both would become an Event of Default in accordance with Section 7.2 (Events of Default) has occurred and is continuing;

     (h) nothing has occurred which might make it improbable that BKPC will be able to fulfill or perform any of its obli gations under this Agreement, the Master Agreement or any Eligible Transaction, nor shall BKPC have incurred or suffered any material loss or liability;

     (i)  the representations and warranties confirmed or made in
Article 4, amended, modified or supplemented as necessary or appropriate in accordance with Section 4.2, are true and correct on and as of the trade date and the settlement date of the Eligible Transaction with the same effect as though such representations and warranties had been made on and as of that date (but in the case of Section 4.1(c), without the words in parentheses); and

     (j) after giving effect to the Eligible Transaction, BKPC will not be in violation of its organizational documents, its Board authority for entering into Eligible Transactions or any document to which BKPC is a party (including this Agreement) or by which it is bound, nor any law, rule or regulation of the relevant Nepalese Authorities (including, without limitation, monetary authorities) or otherwise directly or indirectly limiting or otherwise restricting BKPC's power or authority or its ability to enter into hedging or risk management transactions.

     Section 5.3. Certificate of BKPC. With each request that IFC enter into a Eligible Transaction, BKPC must deliver to IFC a certification, in the form of Schedule 1, with respect to the foregoing conditions, signed by an authorized representative of BKPC and expressed to be effective as of the trade date and the effective date of the relevant Eligible Transaction.

     Section 5.4. No Implied Waiver.

     (a) No course of dealing or waiver by IFC in connection with any condition in Sections 5.1 (Initial Conditions), 5.2 (Conditions to all Eligible Transaction) or 5.3 (Certificate of
BKPC) shall impair any right, power or remedy of IFC with respect to any other condition, or shall be construed to be a waiver of such other condition. The action of IFC in respect of any such condition shall not affect or impair any right, power or remedy of IFC in respect of any other condition.

     (b) Unless otherwise notified to BKPC by IFC and without prejudice to subsection (a) above, the right of IFC to require compliance with any condition under this Agreement which is waived by IFC in respect of any Eligible Transaction is expressly preserved for the purposes of any other Eligible Transaction.


                           ARTICLE 6

                      Particular Covenants

     Section 6.1. Affirmative Covenants. Unless IFC otherwise agrees, BKPC shall:

     (a)  utilize the Risk Management Facility and any Eligible
Transaction thereunder, exclusively to manage BKPC's interest rate and other financial risks permitted under Section 2.2, and not for any speculative purpose;

     (b)  comply with the particular covenants enumerated in
Section 5.2 of the General Conditions which are hereby incorporated herein by reference;

     (c) furnish promptly to IFC such information as IFC may from time to time reasonably request;

     (d) obtain and maintain in force (or where appropriate, promptly renew) all licenses, approvals, waivers or consents necessary for carrying out its obligations under this Agreement, the Master Agreement, each Eligible Transaction, and BKPC's business and operations generally;

     (e) perform and observe all the conditions and restrictions contained in, or imposed on BKPC by, any such licenses, approvals, waivers or consents;

     (f) as soon as practicable, after becoming available, furnish to IFC a copy of the minutes of all its shareholders' meetings in which resolutions are taken involving any action materially and adversely affecting the ability of BKPC to meet its obligations under this Agreement, the Master Agreement or in connection with any Eligible Transaction at such time outstanding;

     (g) promptly inform IFC of any proposed changes in the nature or scope of the business or operations of BKPC, of any notice, claim or demand from creditors of BKPC pursuant to applicable provisions of the Nepalese Bankruptcy Code (or similar or successor provisions under such legislation or a similar or successor legislation) and decrees or regulations thereunder received by BKPC (whether or not such notice, claim or demand has merit), which would result in or could potentially result in the initiation of a bankruptcy or insolvency proceeding against BKPC and of any event or condition which might materially and adversely affect the carrying on of BKPC's business or operations (including without limitation any action by BKPC's management to initiate or which could result in the initiation of a bankruptcy or insolvency proceeding of BKPC).

     Section 6.2. Negative Covenant. Unless IFC otherwise con sents, which consent will not be unreasonably withheld, BKPC shall not:

     (a) change the nature of its present business or operations in any manner which would be inconsistent with the provisions of this Agreement or the Master Agreement and would adversely affect the ability of BKPC to perform its obligations under this Agreement, the BKPC Master Agreement, or any Eligible Transaction at any time outstanding; or

     (b) change its organizational documents in any manner which would be inconsistent with the provisions of this Agreement or the Master Agreement.

     Section 6.3.  Taxes on Documents.

     (a) BKPC must pay all taxes (including stamp taxes), duties, fees or other charges, if any, payable on or in connection with the execution, issue, delivery, registration or notarization of this Agreement, the Master Agreement and any Eligible Transaction and must, upon notice from IFC, reimburse IFC or its assigns for any such taxes, duties, fees or other charges paid by IFC or its assigns.

     (b) BKPC must pay all present and future taxes, duties, fees and all other charges of any nature, if any, levied or imposed by His Majesty's Government of Nepal on or in connection with the payment of any and all amounts due IFC under this Agreement or the Master Agreement.


                           ARTICLE 7

                       Events of Default

     Section 7.1. Consequences of Events of Default. Without limiting IFC's rights under the Master Agreement, if an Event of Default occurs and is continuing IFC may, (i) by notice to BKPC, cancel its commitments to enter into Eligible Transactions from the termination date specified in that notice and from that date IFC shall have no further obligations under this Agreement; and
(ii) exercise all rights and remedies against the Security granted herein and pursuant to the Security Documents, as such rights and remedies are set forth in the IFC Investment Agreement and the Security Documents.

     Section 7.2. Events of Default. It is an Event of Default if:

     (a) BKPC fails to pay any amount payable under this Agreement or the Master Agreement when due and such failure shall have continued unremedied for three (3) Business Days after notice;

     (b) BKPC fails to perform any of its other obligations under this Agreement or any other agreement between BKPC and IFC (including the Master Agreement or any Eligible Transaction thereunder), and any such failure continues for a period of thirty (30) days after IFC notifies BKPC of that failure;

     (c)  any representation or warranty confirmed or made in
Article 4 or in connection with the execution and delivery of this Agreement, as amended, modified or supplemented as provided in Section 4.2, is found to have been incorrect in any material respect;

     (d) any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of BKPC or of its share capital or assumes custody or control of such property or other assets or of the business or operations of BKPC or of its share capital or takes any action for the dissolution or disestablishment of BKPC or any action that would prevent BKPC or its officers from carrying on all or a substantial part of its business or operations;

     (e) any Authorization necessary or required in respect of this Agreement, the Master Agreement or any Eligible Transaction thereunder is rescinded, terminated, not available, lapses or otherwise ceases to be of full force and effect, including in respect of the remittance to IFC or its assigns in Dollars or other specified currencies of any amounts payable under any such document;

     (f) any material Authorization necessary or required to permit BKPC to own its properties or carry out its principal business is rescinded, terminated, not available, lapses or otherwise ceases to be in full force or effect;

     (g) BKPC changes its organizational documents in any manner which would be inconsistent with the provisions of this Agreement or the Master Agreement or would adversely affect the ability of BKPC to perform its obligations under this Agreement, the Master Agreement or any Eligible Transaction thereunder;

     (h) BKPC changes the nature of its present business or operations in any manner which would be inconsistent with the provisions of this Agreement or the Master Agreement or would adversely affect the ability of BKPC to perform its obligations under this Agreement, the Master Agreement or any Eligible Transaction thereunder;

     (i) notwithstanding anything in this Section 7.2 to the contrary, including without limitation any grace period specified herein otherwise applicable thereto, there exists and is continuing any "Event of Default" or "Potential Event of Default" (as such expressions are defined in the Master Agreement) under the Master Agreement or any Eligible Transaction; or

     (j) there exists an Event of Default (as such term is defined in the IFC Investment Agreement) under the IFC Investment
Agreement or any Security Document.

     Section 7.3. Notice of Event. If any Event of Default or any event which, with lapse of time or notice or both, would become an Event of Default happens, BKPC must immediately notify IFC by telex or facsimile specifying the nature of that Event of Default or other event and any steps BKPC is taking to remedy the same.

     Section 7.4. Saving of Rights. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to IFC upon any default under this Agreement or the Master Agreement shall impair any such right, power or remedy or may be construed to be a waiver thereof or an acquiescence therein. No action or acquiescence of IFC in respect of any such default shall affect or impair any right, power or remedy of IFC in respect of any other default.


                           ARTICLE 8

                         Miscellaneous

     Section 8.1. Communications. Any notice, request or other communication to be given or made under this Agreement to any party must be in writing. Subject to Section 7.3 (Notice of Event), the notice, request or other communication may be delivered by hand, registered mail, facsimile or telex to the party's address specified below or at any other address that party notifies to the other party from time to time.

     For BKPC:

          c/o Panda Energy International, Inc.
          4100 Spring Valley Road
          Suite 1001
          Dallas, Texas 75244
          Attention:     General Counsel

     Facsimile:     (972) 980 6815


     For IFC:

          International Finance Corporation
          2121 Pennsylvania Avenue, N.W.
          Washington, D.C. 20433
          United States of America
               Attention:     Director, Treasury Department
          (Client Risk Management Unit)


          Cable:         CORINTFIN
                    Washington, D.C.

          Telex:    248423 - World Bank
                     64145 - World Bank
                    197688 - World Bank
                     82987 - World Bank

          Facsimile:     Treasury:     (202) 974-4376

     Section 8.2. Termination of Agreement. Notwithstanding the expiration of the Commitment Period and subject to Section 3.3 of this Agreement, this Agreement shall remain in full force and effect until all Eligible Transactions have been terminated in accordance with the Master Agreement.

     Section 8.3. English Language. All documents to be furnished or communications to be given or made under this Agreement must be in the English language or, if in another language, must be accompanied by a translation into English certified by a representative of BKPC, which will be the governing version between BKPC and IFC.

     Section 8.4. Expenses. BKPC must pay to IFC, or as IFC directs:

     (a) upon demand, all fees and expenses of IFC's local counsel in Nepal and other professional fees, and all incidental fees and expenses incurred in connection with:

          (i) the preparation, execution and delivery of this Agreement and the Master Agreement;

          (ii) the opinions required by IFC hereunder;

          (iii) the preparation, execution and, as relevant, notarization, consularization, translation and registration of this Agreement, the Master Agreement and any other documents related to this Agreement; and

          (iv) any amendment or modification to, or waiver under, this Agreement, the Master Agreement or any such other document.

     (b) If any amount owing to IFC under this Agreement or the Master Swap Transaction or in connection with transactions contemplated hereunder or thereunder shall be collected through any process of law or shall be placed in the hands of attorneys for collection, BKPC shall pay reasonable attorneys' and other fees and expenses incurred in respect of such collection.

     Section 8.5. Governing Law, Choice of Forum.

     (a) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the conflicts of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General
Obligations Law).

     (b)  For the benefit of IFC, BKPC:

          (i) irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the Master Agreement may be brought and enforced in the courts of the State of New York and hereby irrevocably submits to such jurisdiction;

          (ii) hereby designates, appoints, and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent to receive service of process and any other legal summons in the City of New York for purposes of any such action or proceeding;

          (iii)     irrevocably consents to the service of
process or any other legal summons out of said courts by mailing copies thereof by registered airmail postage prepaid to the address specified herein;

          (iv) irrevocably agrees that final judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact; and

          (v) irrevocably agrees that nothing herein shall affect the right of IFC to commence legal action or proceedings or otherwise sue it in any other country which may have jurisdiction (including the courts of New York to whose jurisdiction BKPC irrevocably submits), or to serve process upon it in any manner authorized by the laws of any such jurisdiction.

     Section 8.6. General Indemnity.

     (a) BKPC shall indemnify and will keep indemnified, IFC, its officers, directors, employees and/or agents against any action, damage, loss, liability, cost, charge, expense, or payments (including legal fees and expenses) which IFC, or any such person, pays, suffers or incurs or is liable for, in respect of any of the following:

          (i) the occurrence of any Event of Default or any event which, with notice, lapse of time or both would become an Event of Default in accordance with Section 7.2 (Events of Default);

          (ii) IFC exercising its rights or powers consequent upon or arising out of the occurrence of any Event of Default or other event.

     (b) BKPC shall pay and reimburse IFC for all costs and expenses in relation to the enforcement or protection or attempted enforcement or protection of any of IFC's rights under this Agreement and/or the Master Agreement including, but not limited to, external legal costs and expenses and any pro fessional consultants fees on a full indemnified basis.

     Section 8.7. Prohibition and Enforceability. Any provision of, or the application of any provision of, this Agreement which is void, illegal, or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction.

     Section 8.8. Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of its parties, except that BKPC may not assign or delegate any of its rights or obligations under this Agreement.

     Section 8.9. Amendments. No variation of any term of this Agreement or amendments thereto shall be effective except in writing and signed by the parties.

     Section 8.10. Remedies and Waivers. No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement or the Master Agreement shall impair or constitute a waiver in respect of that or any other right. No single or partial exercise of such a right, precludes its additional or future exercise. No waiver by IFC of any right under this Agreement or the Master Agreement shall constitute a waiver of any other right under this Agreement or the Master Agreement. All waivers or consents given under this Agreement must be in writing.

     Section 8.11. No Other Agreements. This Agreement and the Master Agreement (including without limitation, the Schedules hereto and thereto), together with the related letter agreement dated the date hereof between BKPC and IFC, contain the entire agreement of BKPC and IFC relating to its subject matter and supersede all oral statements and prior writings concerning that subject matter.

     Section 8.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first above written.


                             BHOTE KOSHI POWER COMPANY
                             PRIVATE LIMITED



                             By:________________________________
                                Authorized Representative




                             INTERNATIONAL FINANCE
                             CORPORATION



                             By:________________________________
                                Authorized Representative






                                                       SCHEDULE 1
                                                      Page 1 of 2


Form of Certificate of Bhote Koshi Power Company Private Limited

              (as referred to in Section 5.3 of the
               Risk Management Facility Agreement)

    [LETTERHEAD OF BHOTE KOSHI POWER COMPANY PRIVATE LIMITED]


                                                           [Date]


International Finance Corporation
2121 Pennsylvania Ave., N.W.
Washington, D.C. 20433
United States of America

Dear Sirs:


    Certificate of BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


1. Please refer to the Risk Management Facility Agreement signed between us, dated as of the Closing Date (the "Risk
Management Facility Agreement").

2.   Expressions defined in the Risk Management Facility
Agreement shall bear the same meaning herein.

3. Pursuant to BKPC's request that IFC enter into an Eligible Transaction with BKPC and for the purpose of Article 5 of the Risk Management Facility Agreement, BKPC hereby certifies that all conditions to the obligation of IFC to enter into the Eligible Transaction set forth in Sections 5.1 and 5.2 of the Risk Management Facility Agreement, have been and remain satisfied.


                                                       SCHEDULE 1
                                                      Page 2 of 2



4. The certification in paragraph 3 above is effective as of the date of this Confirmation and will continue to be effective as of the effective date of the relevant Eligible Transaction. If the certification is no longer valid, BKPC will immediately notify IFC.


                 Yours faithfully,

                 BHOTE KOSHI POWER COMPANY PRIVATE LIMITED



                 By ________________________
                     Authorized Representative1

_______________________________
      1   As  named  in  BKOC's  Certificate  of  Incumbency  and
Authority.